As filed with the Securities and Exchange Commission on January 28, 2016
Registration No. 333-207944
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HOOPER HOLMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	8090	22-1659359
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

560 N. Rogers Road
Olathe, KS 66062
(913) 764-1045
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Henry Dubois
Chief Executive Officer
Hooper Holmes, Inc.
560 N. Rogers Road
Olathe, KS 66062
(913) 764-1045
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies of Communications to:
Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those securities that remained unsold upon expiration of the rights offering registered hereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting filer)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
Hooper Holmes, Inc. (the “Company”) previously registered a rights offering of up to 44,444,444 shares of its common stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-207944), as amended, filed with the Securities and Exchange Commission, which became effective on December 18, 2015 (the “Registration Statement”). The rights offering expired at 4:00 Central time on January 25, 2016. On January 27, 2016, the Company reported in a press release filed with its Current Report on Form 8-K that it received subscriptions (including both basic and oversubscriptions) for 39,026,839 shares for gross offering proceeds of approximately $3,500,000. In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 5,417,605 shares of common stock that remained unsold upon expiration of the rights offering.

WA 7750910.1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on January 28, 2016.

HOOPER HOLMES, INC.

By: /s/ Henry E. Dubois
Henry E. Dubois President and Chief Executive Officer: (Principal Executive Officer)